Exhibit 99.1

Silver Dragon Completes Initial NI 43-101 Resource Estimate on its Laopandao Tin-Silver Polymetallic Project

Toronto, December 7, 2011 (PRIME NEWSWIRE) – Silver Dragon Resources Inc. (OTCBB: SDRG) (the “Company”) is pleased to announce that an initial deposit modeling resource estimate has been completed for the Company’s Tin-Silver Polymetallic project located in Inner Mongolia, China in accordance with Canadian Securities Administrators National Instrument 43-101 Standards of Disclosure for Mineral Projects.

Located in north central Inner Mongolia, approximately 650 kilometers north of Beijing, the Laopandao Tin-Silver Polymetallic project is readily accessible along modern, inter-provincial, multi-lane highways, and secondary paved and gravel roads.

The report notes that tin-silver/lead-copper mineralization was discovered on the property during the 1970s. Subsequent prospecting, soil geochemical surveys, geological mapping geophysical surveys, diamond drilling and underground exploration/development discovered two anomalous areas on the property referred to as Anomaly 95 and Anomaly 102. Over the ensuing four decades the majority of the exploration activity focused on Anomaly 95, which contains three mineralized zones designated as Zone I, Zone II and Zone III. Each Zone contains numerous parallel west northwesterly trending lenses ranging from 1m to 7m wide which have been traced along strike by trenching and diamond drilling for up to 300 metres.

Two different styles of hydrothermal mineralization were noted on the property

  Copper-Tin-polymetallic fracture controlled vein-zone mineralization within altered volcanic rocks reporting encouraging mineralization grading 243.29 gpt silver, 0.78% copper 0.061% tin over 4.5 metres.

  Diamond drill hole ZK3002, with a tin-polymetallic mineralization within the roof or internal contact zone of granite porphyry, was reported as a best assay, averaging 34.05% tin over 0.40 metres.

The report classifies the resources on the Laopandao property as Inferred Resources in compliance with the Canadian Institute of Mining (CIM) definitions of Resources and Reserves as referenced in NI 43-101 to be as follows:

Table 1 - Laopandao NI 43-101 Resource Estimate

Zones	Tonnes	Ag (gpt)	Cu (%)	Sn (%)
Zone I	348,971	115.92	0.40	0.59
Zone II	417,633	58.45	0.41	0.15
Zone III	1,835,950	4.24	0.06	0.38
Total	2,602,554	27.91	0.16	0.37

NOTE: Cut-off grades include 0.1% Sn, 40 gpt Ag and 0.2% Cu.

The authors of the report believe that this estimate is conservative and that confirmation of continuity could increase both the contained metals and classification of the resource. Mineral resources that are not mineral reserves do not have demonstrated economic viability.

In addition to the estimate above, the authors of the report believe the resource potential for the Laopandao Zones I, II and II could range from 2.0 million tonnes averaging 50gptAg, 0.15% Cu and 0.35%Sn to 4.0 million tonnes averaging 25gpt Ag, 0.1% Cu and 0.22%Sn.

In support of the above resource potential, a deep penetrating geophysical survey, which was completed in 2011, discovered several potential mineral depositional environments on the property, which require drill testing.

This untested resource potential is based on confirming the on-strike and down-dip continuity in the area of lower confidence within the know deposits and the untested resource potential which deep drilling indicates the mineralization continued to depth at all deposits.

Furthermore, given the near surface high grade mineralization, coupled with favorable topography, potential exists to open pit mining the upper portions of Zones I, II and III.

The following 3-D figure illustrates the extent of the favorable contact environment for mineral deposition of Zones I and II, as well as the alteration envelope associated with the multi-pulse and tin rich intrusive complex of Zone III.

ZONE III
VOLCANICS
ZONE II
PD3
PD6
PD10
ZONE I
ALTERED
GRANITE
Sn histogram
10m=1%Sn
GRANITE
VOLCANICS
GRANITE
Volcanic Contact
GRANITE
ALTERATION
ENVELOPE
400m

Figure 1 - 3-D Model of the Favorable Mineral Depositional Environments on the property

The potential quantity and grade is conceptual in nature, and the authors of the report notes that there has been insufficient exploration to define a mineral resource and that it is uncertain if further exploration will result in the target being delineated as a mineral resource.

Detailed exploration on the property has resulted in the discovery three anomalous areas referred to as Anomaly 95, Anomaly 102 and Anomaly 104. Anomaly 95 has been the primary focus of the exploration activity over the years. This anomaly contains three zones of mineralization referred to as Zone I, -II and -III, each structure contains mineralized pods or lenses of fracture filling type massive sulphide mineralization. The following summarizes Zones I, -II and -III.

Zone I Mineralization

Hosted by the volcanic sequence of the Baiyingaolao Formation, Mineralized Zone I strikes WNW and dips 75° to 80° NNE. The structure has been exposed along strike by trenching, intersected by diamond drill holes and exposed underground as being approximately 540m long, 100m wide and has been traced by diamond drilling to a depth of 300m. Seven mineralized bodies hosted by this structure have been identified (see following table). The alteration consists of chloritization, silicification, argillization, fluoritization, limonitization and tourmalinization, with minor pyritization.

Table 2 - Mineralized Zone I - Significant Mineralized Lenses

Lens Number	Elevation From (m)	Elevation To (m)	Dip Angle	Dip Direction	Strike Length (m)	Horizontal Width (m)	Vertical Extent (m)	Ag (gpt)	Cu (%)	Sn (%)
I-2	1430	1620	75-80°	NE	540	1.4	190	86.93	0.68	0.028
I-3	1450	1620	75-80°	NE	110	3.2	170	641.89	1.16	0.092
I-5	1440	1620	75-80°	NE	48	4.5	180	243.29	0.78	0.061
I-6	1440	1620	75-80°	NE	110	0.5	180	886.00	0.08	0.028
I-7	1501	1620	75-80°	NE	24	1.2	119	104.09	0.57	0.157
I-8	1510	1620	75-80°	NE	70	5.3	110	51.47	0.22	1.345

Zone II Mineralization

This structure is hosted by the volcanic Baiyingaolao Formation and is located approximately 150m south-southwest of Zone I. Zone II strikes WNW and dips 75° to 80° NNE. The structure has been exposed along strike by trenching and intersected in diamond drill holes as being approximately 200m long, 250m wide and has been traced by diamond drilling to a depth 300m. Three mineralized bodies hosted by this structure have been identified. The bodies are parallel approximately 50m apart; each has parallel zones of mineralization hanging wall and footwall of the Zone. The alteration consists of chloritization, silicification, argillization, fluoritization, limonitization and tourmalinization, with minor pyritization. Further work is required on this Zone to determine its resource potential.

Zone III Mineralization

Zone III is located in the southern portion of Anomaly 95 and is hosted by the marginal-phase Granite Porphyry-Late Yanshanian Period. This Zone strikes East-West and is comprised of 21 parallel tin polymetallic mineralized lenses which has been exposed by trenching, drill holes and underground exploration. The lenses have been traced along the strike for 300m, being exposed by trenches and intersected by drill holes. The lenses dip variably to the north at between 31° and 73°. In general the dips are steeper in the upper portion of the hole and tend to flatten at depth. The best assay results were reported in hole ZK 3002, which returned 34.05% Sn over a core length of 40cm from 439.3m to 439.7m.

Table 3 - Mineralized Zone III - Significant Mineral Lenses

Lens Number	Elevation From (m)	Elevation To (m)	Dip Angle	Dip Direction	Strike Length (m)	Horizontal Width (m)	Vertical Extent (m)	Sn (%)
III-1	1710	1735	47-59	NE	150	4.3	25	0.360
III-2	1695	1735	48-57	NE	150	2	40	0.586
III-3	1715	1740	73	NE	75	4.5	25	0.372
III-4	1715	1740	72	NE	75	1.5	25	0.200
III-6	1670	1730	35-54	NE	175	1.4	60	1.150
III-7	1650	1675	42-49	NE	250	0.9	25	0.270
III-8	1645	1750	45-62	NE	175	2.4	105	0.318
III-9	1700	1750	63	NE	75	14.1	50	0.248
III-10	1430	1745	31-68	NE	240	2.7	315	0.458
III-11	1670	1745	65-68	NE	150	1.4	75	0.419
III-12	1410	1750	45-65	NE	250	2.9	340	0.307
III-13	1640	1745	65	NE	75	1.1	105	0.240
III-14	1365	1750	43-65	NE	200	5.2	385	0.704
III-15	1345	1750	33-63	NE	250	2.7	405	0.265
III-16	1340	1750	33-39	NE	100	5.3	410	0.514
III-17	1350	1750	30-70	NE	200	1.2	400	0.401
III-18	1350	1685	39-72	NE	175	1.3	335	0.194
III-19	1165	1715	30-73	NE	250	3.9	550	0.473
III-20	1305	1465	28-55	NE	250	1.1	160	0.744
III-21	1300	1340	30-51	NE	175	1.9	40	0.855

In the 15 drill holes which defined Zone III, there is locally intense mineralization in the east, and the alteration continues to a depth of over 400m. The exploration team believes and the authors of the report agree that the intensity of the alteration suggest a hydrothermal fluid channel. Alteration consists of tourmalitization, seritization and feldsparization, followed by lesser fluoritization.

During the 2011 exploration program a Controlled Source Audio-frequency Magnetotelluric deep penetrating geophysical survey was completed. The results of this survey have been reinterpreted by the authors of the report who discovered an apparent coincident structural relationship between Mineralized Zone I, II and III and the F-1 Structural Zone A. Additionally, several potential mineral depositional environments were also discovered on the property.

The report also states that, given the near surface high grade mineralization, coupled with favorable topography, the potential exists to open pit mine the upper portions of Zones I, II and III.

The full report titled “Technical Report, Deposit Modeling, NI 43-101 Resource Estimate, Laopandao Tin/Silver Polymetallic property, Keshiketeng County, Inner Mongolia, Peoples Republic of China”, dated November 30, 2011 and prepared for the Company by Southampton Associates Inc., is available on the Company’s website (www.silverdragonresources.com).

David G. Wahl, P.Eng.,P.Geo, ICD.D is President of Southampton Associates Inc. Mr Wahl is a Qualified Person as defined by NI 43-101 and is responsible for the aforementioned report. Mr. Wahl has reviewed and verified the data disclosed in this news release, including sampling, analytical and test data.

About the Laopandao Tin-Silver Polymetallic Project

Laopandao is one of the six exploration properties of Sanhe Sino-Top Resources and Technologies Ltd. (“Sino-Top”), a Chinese company that holds exclusive exploration rights to these properties, located in the prolific Erbahuo Silver District in Inner Mongolia, China. The Company has a 40% ownership interest in Sino-Top. The Laopandao exploration area covers 44.88 square kilometers and is located approximately 650 kilometers north by northeast of Beijing in Chifeng, Inner Mongolia. See Project location Map at the following link:

www.silverdragonresources.com/_img/China_Project_Location_Map.jpg

Mineralization zones have been identified in the northern, central, and southern portions of the exploration area. The most significant recent discovery was the existence of Ag-Sn-Cu-Pb mineralization on the peripheries of a previously identified tin mineralized zone. The mineralization is mainly a continental volcanic-sedimentary rock altered strata-bound mineral

About Silver Dragon Resources Inc.

Silver Dragon Resources Inc. is a mining and metals company focused on the exploration, acquisition, development and operation of silver mines in proven silver districts globally. Silver Dragon’s objective is to acquire silver mining assets that contain promising exploration targets, have highly leveraged, out-of-the-money silver deposits, and/or are producing properties with significant untapped exploration potential. It is management’s objective to grow the Company into a significant silver producer by developing the six Sino-Top properties in China in which the Company has 40% interest (particularly the Dadi and Laopandao properties), and the Company’s Erbahuo Silver mine (through the Company’s Chifeng Silver Dragon subsidiary), also located in China. For more information, please visit the Company’s website at:

www.silverdragonresources.com (now available in Chinese).

Cautionary Note on Mineral Reserve and Resource Estimates:

Silver Dragon Resources Inc. is a U.S. company that files reports with the United States Securities and Exchange Commission (the “SEC”). Information regarding mineralization and reserves included in the Company’s reports with the SEC are generally required to comply with the SEC’s Industry Guide 7. This press release and the study do not comply with Guide 7, because they were prepared in accordance with Canadian Institute of Mining, Metallurgy and Petroleum Standards, which have been adopted by NI 43-101. Accordingly, you are cautioned that the information contained in this press release and may not be comparable to information included in the Company’s SEC reports, and similar information made public by other U.S. companies under the United States federal securities laws and the rules and regulations thereunder. In particular, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” as used in this press release and the study are defined in and required to be disclosed by NI 43-101; however, these terms are not defined in Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into mineral reserves with demonstrated economic viability. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

The statements contained herein which are not historical, such as statements regarding the exploration and development of the Laopandao Project, estimates of project performance, costs and other future metrics, and the Company’s plans and intentions, are forward-looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur. Estimates of mineralization may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, financing risks, volatility of metal and other prices and costs, uncertainty of mineralization estimates, lack of operational control of projects, political risks, regulatory risks, operational hazards, certain delays beyond the Company’s control with respect to future assay results, delays in testing and evaluation of assays, and other risks detailed from time to time in the Company’s filings with the SEC.

Contact Silver Dragon Resources Inc.
Marc Hazout, President or Alessandro Motta, Investor Relations
(416) 223-8500 or Toll Free: 1-866-512- SDRG (7374)
Email: info@silverdragonresources.com